CUSIP No. 25985W105	Page 8 of 8 pages

EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13(d)-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on this Schedule 13G is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of the undersigned without the necessity of filing additional joint filing statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: February 10, 2020

NECTARINE INVESTMENT LIMITED

By:	/s/ MA Huateng
Name: MA Huateng
Title: Director

TENCENT HOLDINGS LIMITED

By:	/s/ MA Huateng
Name: MA Huateng
Title: Director

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